UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MARCHEX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	35-2194038
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

413 Pine Street, Suite 500 Seattle, Washington 98101	98121
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-121213 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

% Convertible Exchangeable Preferred Stock, $0.01 par value per share

(Title of Class)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

A description of the Registrant’s preferred stock is set forth under the caption “Description of Preferred Stock” contained in the prospectus included in the Company’s Registration Statement on Form SB-2 (File No. 333-121213) as originally filed with the Securities and Exchange Commission on December 13, 2004 or as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

ITEM 2.	EXHIBITS

The following exhibits are filed or incorporated by reference as a part of this Registration Statement:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to exhibits to Registrant’s Registration Statement on Form SB-2, Registration No. 333-111096, originally filed with the Securities and Exchange Commission on December 11, 2003, as subsequently amended).

3.2	Form of Preferred Stock Certificate of Designations to be filed and effective upon completion of this offering (incorporated by reference to exhibits to Registrant’s Registration Statement on Form SB-2, Registration No. 333-121213, originally filed with the Securities and Exchange Commission on December 13, 2004, as subsequently amended).

3.3	By-laws of the Registrant, as currently in effect (incorporated by reference to exhibits to Registrant’s Registration Statement on Form SB-2, Registration No. 333-111096, originally filed with the Securities and Exchange Commission on December 11, 2003, as subsequently amended).

4.1	Specimen Convertible Exchangeable Preferred Stock Certificate (incorporated by reference to exhibits to Registrant’s Registration Statement on Form SB-2, Registration No. 333-121213, originally filed with the Securities and Exchange Commission on December 13, 2004, as subsequently amended).

4.2	Form of Indenture (incorporated by reference to exhibits to Registrant’s Registration Statement on Form SB-2, Registration No. 333-121213, originally filed with the Securities and Exchange Commission on December 13, 2004, as subsequently amended).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MARCHEX, INC.

By:	/s/ RUSSELL C. HOROWITZ
Russell C. Horowitz
Chairman and Chief Executive Officer

Dated: February 8, 2005